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                                                                    EXHIBIT 21.1

                                  AXS-ONE INC.
                              List of Subsidiaries

                              (as of March 1, 2001)

Computron Holdings, Inc. (incorporated in the State of Delaware)
      AXS-One Pty Ltd. (incorporated in Australia)
      AXS-One (Proprietary) Limited (incorporated in South Africa) AXS-One Inc. (incorporated in Canada)
AXS-One Sp. z o.o. (incorporated in Poland)
AXS-One Pte Ltd (incorporated in Singapore)
AXS-One Limited (incorporated in England and Wales)